                                                                      Exhibit 11

                   COMPUTATION OF NET LOSS PER COMMON SHARE

                                                           Three Months Ended                Nine Months Ended
                                                             September 30,                     September 30,
                                                             -------------                     -------------
                                                         1999             1998             1999             1998
                                                         ----             ----             ----             ----
NET LOSS PER SHARE
 Loss from Operations applicable to
             Common Stock                               $ (358,293)      $ (487,396)     $ (910,459)      $(1,907,303)
                                                        ==========       ==========      ==========       ===========

 Weighted Average Common and
   Equivalent Shares Outstanding                         3,901,431        3,686,280       3,891,555         3,682,891
                                                        ----------       ----------      ----------       -----------

Net Loss Per Share                                      $    (0.09)      $    (0.13)     $    (0.23)      $     (0.52)
                                                        ==========       ==========      ==========       ===========
NET LOSS PER SHARE -
ASSUMING DILUTION  (See "NOTE")
 Loss from Operations applicable to
         Common Stock                                   $ (358,293)      $ (487,396)     $ (910,459)      $(1,907,303)
                                                        ==========       ==========      ==========       ===========
 Weighted Average Common and
   Equivalent Shares Outstanding                         3,901,431        3,686,280       3,891,555         3,682,891
 Add:    (A)  Assuming Exercise of Stock Options            66,921           22,380          77,450            39,150
         (B)  Assuming Exercise of Warrants                 12,687           51,674          15,455            55,808
                                                        ----------       ----------      ----------       -----------
 Weighted Average Common Shares
        Outstanding - As Adjusted                        3,981,038        3,760,334       3,984,460         3,777,849
                                                        ==========       ==========      ==========       ===========
Net Loss Per Share - Assuming Dilution                  $    (0.09)      $    (0.13)     $    (0.23)      $     (0.50)
                                                        ==========       ==========      ==========       ===========

NOTE:
The calculation for Net Loss Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

(A) - For 1999, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                       Period Ended September 30, 1999
                                                         Three Months      Nine Months
                                                         ------------       ---------
         Options assumed exercised                         207,550         247,550
         Proceeds assumed realized                        $188,443        $243,243
         Shares assumed reacquired:
          - During three months ($188,443/$1.34)           140,629
          - During nine months ($243,243/$1.43)                            170,100
         Net additional shares assumed outstanding          66,921          77,450

              COMPUTATION OF NET LOSS PER COMMON SHARE - CONTINUED

For 1998, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                      Period Ended September 30, 1998
                                                        Three Months      Nine Months
                                                        ------------      -----------
         Options assumed exercised                            254,050         398,693
         Proceeds assumed realized                         $1,475,738      $2,448,489
         Shares assumed reacquired:
          - During three months ($1,475,738/$6.37)            231,670
          - During nine months ($2,448,489/$6.81)                             359,543
         Net additional shares assumed outstanding             22,380          39,150

(B) - For 1999, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                      Period Ended September 30, 1999
                                                        Three Months     Nine Months
                                                        ------------     -----------
         Warrants assumed exercised                        50,000           60,000
         Proceeds assumed realized                        $50,000          $63,700
         Shares assumed reacquired:
          - During three months ($50,000/$1.34)            37,313
          - During nine months ($63,700/$1.43)                              44,545
         Net additional shares assumed outstanding         12,687           15,455

For 1998, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                      Period Ended September 30, 1999
                                                        Three Months     Nine Months
                                                        ------------     -----------
         Warrants assumed exercised                        115,661          115,661
         Proceeds assumed realized                        $407,600         $407,600
         Shares assumed reacquired:
          - During three months ($407,600/$6.37)            63,987
          - During nine months ($407,600/$6.81)                              59,853
         Net additional shares assumed outstanding          51,674           55,808